Exhibit 1A-2A

AMENDED & RESTATED CERTIFICATE OF INCORPORATION OF HYGIENIC DRESS LEAGUE CORP. ARTICLE I The name of the corporation is Hygienic Dress League Corp. (the “Corporation”). ARTICLE II The address of the Corporation’s registered office in the state of Delaware is 257 Old Churchmans Road, in the City of New Castle, County of New Castle, Zip Code 19720. The name of its registered agent at such address is Agents of Delaware Inc. ARTICLE III The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. ARTICLE IV The aggregate number of shares which the Corporation shall have authority to issue is One Million (1,000,000) shares of capital stock consisting of: Four Hundred Thousand (400,000) shares of Class A Voting Common Stock having a par value of $0.0001 per share (the “Class A Voting Common Stock”); and Six Hundred Thousand (600,000) shares of Class B Non-Voting Common Stock having a par value of $0.0001 per share (the “Class B Non-Voting Common Stock” and together with the Class A Voting Common Stock, the “Common Stock”). The holders of Class A Voting Common Stock are entitled to one vote for each share held as of the record date for each meeting of stockholders. Except as expressly provided herein or as required by law, the holders of Class B Non-Voting Common Stock will have the same powers, rights, and preferences as, and will rank equally and share proportionately with, and be identical in all respects as to all matters to, the Class A Voting Common Stock, including the right to attend stockholders meetings and receive informational distributions from the Corporation with respect to such meetings; provided, however, that the holders of Class B Non-Voting Common Stock will have no voting rights other than those voting rights required by law. There shall be no cumulative voting. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote. DocuSign Envelope ID: 4453985F-5113-4884-BCF1-45E7E0A0A205 ARTICLE V The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. In furtherance of and not in limitation of the powers conferred by the laws of the state of Delaware, the Board of Directors of the Corporation is expressly authorized to make, amend, or repeal Bylaws of the Corporation. ARTICLE VI To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation. Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. ARTICLE VII Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding asserting a claim on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, (D) any action or proceeding asserting a claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware, or (E) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. DocuSign Envelope ID: 4453985F-5113-4884-BCF1-45E7E0A0A205 ARTICLE VIII The name and mailing address of the incorporator are as follows: Steven Coy 405 West Grand Blvd. Detroit, MI 48216 Executed on ____________________. /s/ Steven Coy, Incorporator DocuSign Envelope ID: 4453985F-5113-4884-BCF1-45E7E0A0A205 1/4/2022